Exhibit 99.2

<epam>

EPAM REPORTS RESULTS FOR THIRD QUARTER 2022

Q3 REVENUES

$1.227B

24.1% ↑ YoY (REPORTED)

19.9% ↑ YoY (ORGANIC)

OUTLOOK Q4 2022

REVENUES
IN THE RANGE OF

$1.220B - $1.230B

11% ↑ YoY (MID-POINT OF RANGE)

NON-GAAP DILUTED EPS*
IN THE RANGE OF

$2.62 - $2.70

-4% ↓ YoY (MID-POINT OF RANGE)

REVENUES BY INDUSTRY VERTICAL

Vertical	Revenues	YoY
TRAVEL & CONSUMER	$280M	**41.9% ↑**
FINANCIAL SERVICES	$255M	**10.4% ↑**
BUSINESS INFORMATION & MEDIA	$209M	**20.8% ↑**
SOFTWARE & HI-TECH	$205M	**17.8% ↑**
LIFE SCIENCES & HEALTHCARE	$130M	**35.0% ↑**
EMERGING	$148M	**26.6% ↑**

REVENUES BY GEOGRAPHY

Geography	Revenues	YoY
AMERICAS	$747M	**26.3% ↑**
EMEA	$438M	**35.3% ↑**
APAC	$32M	**10.5% ↑**
CEE**	$10M	**-77.2% ↓**

DILUTED EARNINGS PER SHARE

$2.63 GAAP EPS — **34.9% ↑** YoY

$3.10 NON-GAAP EPS* — **28.1% ↑** YoY

EMPLOYEES AND LOCATIONS

60,250+ TOTAL EPAMERS

53,900+ DESIGNERS, ENGINEERS & CONSULTANTS

50+ COUNTRIES & REGIONS

*REFER TO EPAM'S 3RD QUARTER 10-Q AND EARNINGS RELEASE FOR INFORMATION ON THE IMPACT OF RUSSIA'S WAR IN UKRAINE AND THE COMPANY'S RESPONSE, IN ADDITION TO GAAP TO NON-GAAP RECONCILIATION OF DILUTED EPS.

**CEE PERFORMANCE REFLECTS THE COMPANY'S DECISION TO EXIT ITS RUSSIAN OPERATIONS.